                                                                      EXHIBIT 22








                           SUBSIDIARIES OF REGISTRANT



Syracuse China Company - Incorporated in Delaware

World Tableware Inc. - Incorporated in Delaware

LGA4 Corp. - Incorporated in Delaware

LGA3 Corp. - Incorporated in Delaware

The Drummond Glass Company - Incorporated in Delaware

Libbey Canada Inc. - Incorporated in Ontario, Canada

Libbey Foreign Sales Corporation - Incorporated in Barbados

Libbey Glass Inc. - Incorporated in Delaware

LGFE Inc. - Incorporated in Delaware

L1, Inc. - Incorporated in Delaware